As filed with the Securities and Exchange Commission on June 30, 2017	Registration No. 333 - 150981

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	22-3537895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Hills Drive, Suite 300
Bedminster, New Jersey 07921
 (Address of principal executive office with zip code)

PEAPACK-GLADSTONE BANK
EMPLOYEES’ SAVINGS AND INVESTMENT PLAN
(Full title of the Plan)

Jeffrey J. Carfora, Chief Financial Officer
500 Hills Drive, Suite 300
Bedminster, New Jersey 07291
 (908) 234-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______
Copies to:
Michael T. Rave, Esq.
Day Pitney LLP
One Jefferson Road
Parsippany, New Jersey 07054
(973) 966-8123

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	150,000 shares	$31.91	$4,786,500	$555
__________________________

(1)
Represents additional shares of Common Stock, no par value per share (“Common Stock”), of Peapack-Gladstone Financial Corporation (the “Company”) issuable pursuant to the Peapack-Gladstone Bank Employees’ Savings and Investment Plan (the “Plan”).  The Company previously registered 40,000 shares of Common Stock for issuance under the Plan.  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.  In addition, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issued by reason of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee.  Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based on the average of the high and low prices of the Common Stock as reported on NASDAQ on June 28, 2017.

EXPLANATORY NOTE

Peapack-Gladstone Financial Corporation (the “Company”)  previously filed a Registration Statement on Form S-8 (File No. 333-150981) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on May 16, 2008 relating to the Peapack-Gladstone Bank Employees’ Savings and Investment Plan (the “Plan”). Under the Prior Registration Statement, the Company registered an aggregate of 40,000 shares of Company common stock, no par value (“Common Stock”), to be offered for purchase under the Plan.

This Registration Statement is filed pursuant to General Instruction E of Form S-8 and, except for the changes set forth herein, the contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein. The Company has filed this Registration Statement to register an additional 150,000 shares of Common Stock not previously registered. Following the filing of this Registration Statement, an aggregate of 190,000 shares of Common Stock will be registered under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

2.	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2016.

3.
All other reports filed by the Company and the Plan pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Company’s latest Annual Report on Form 10-K; and

4.
The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed by the Company on August 18, 2008 pursuant to Section 12 of the Exchange Act and all subsequent amendments and reports filed for the purpose of updating such description.

In addition, all documents hereafter filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated herein by reference and are a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Information in Current Reports on Form 8-K furnished to the Commission, including under Item 2.02 or 7.01 of Form 8-K, prior, on or subsequent to the date hereof is not being and will not be incorporated herein by reference.

ITEM 8.	Exhibits

4.1	Peapack-Gladstone Bank Employees’ Savings and Investment Plan
23.1	Consent of Crowe Horwath LLP
24.1	Power of Attorney (included on the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on the 30th day of June, 2017.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:	/s/ Jeffrey J. Carfora
Jeffrey J. Carfora Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas L. Kennedy and Jeffrey J. Carfora, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Douglas L. Kennedy	Chief Executive Officer and Director	June 29, 2017
Douglas L. Kennedy

/s/ Jeffrey J. Carfora	Senior Executive Vice President and Chief Financial Officer	June 29, 2017
Jeffrey J. Carfora	(Principal Financial Officer and Principal Accounting Officer)

/s/ F. Duffield Meyercord	Chairman of the Board	June 30, 2017
F. Duffield Meyercord

/s/ Finn M.W. Caspersen, Jr.	Director, Senior Executive Vice President,	June 29, 2017
Finn M.W. Caspersen, Jr.	Chief Strategy Officer and General Counsel

/s/ Susan A. Cole	Director	June 30, 2017
Susan A. Cole

Director
Anthony J. Consi II

/s/ Richard Daingerfield	Director	June 29, 2017
Richard Daingerfield

/s/ Edward A. Gramigna	Director	June 29, 2017
Edward A. Gramigna

/s/ John D. Kissel	Director	June 29, 2017
John D. Kissel

/s/ James R. Lamb	Director	June 29, 2017
James R. Lamb

/s/ Philip W. Smith III	Director	June 29, 2017
Philip W. Smith III

/s/ Tony Spinelli	Director	June 29, 2017
Tony Spinelli

/s/ Beth Welsh	Director	June 29, 2017
Beth Welsh

Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on June 30, 2017.

PEAPACK-GLADSTONE BANK EMPLOYEES’ SAVINGS AND INVESTMENT PLAN

By:	/s/ Cecelia T. Lardieri
Cecelia T. Lardieri Plan Administrator

EXHIBIT INDEX

4.1	Peapack-Gladstone Bank Employees’ Savings and Investment Plan
23.1	Consent of Crowe Horwath LLP
24.1	Power of Attorney (included on the signature page hereto)

Pursuant to Item 8(b) of Part II of Form S-8, the Company hereby undertakes that it will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.